EXHIBIT 21

                           HASBRO, INC. AND SUBSIDIARIES

                         Subsidiaries of the Registrant (a)


Name Under Which Subsidiary                  State or Other Jurisdiction of
Does Business                                Incorporation or Organization
---------------------------                  ------------------------------
Hasbro International, Inc.                            Delaware
  Hasbro France S.A.                                  France
    Hasbro Deutschland GmbH                           Germany
  Hasbro Italy S.r.l.                                 Italy
  Hasbro Latin America Inc.                           Delaware
    Hasbro Argentina S.A.                             Argentina
    Hasbro Chile LTDA                                 Chile
    Hasbro Latin America, L.P.                        Delaware
  Hasbro S.A.                                         Switzerland
    Hasbro Holdings S.A.
     Hasbro Canada Corporation / Corporation
      Hasbro Canada                                   Nova Scotia
    Hasbro Asia-Pacific Marketing Ltd.                Hong Kong
      Tiger Electronics Far East Services, Limited    Hong Kong
    Hasbro de Mexico S.de R.L.de C.V.                 Mexico
    Hasbro (Schweiz) AG                               Switzerland
    Hasbro U.K. Limited                               United Kingdom
      Tiger Electronics UK Limited                    United Kingdom
    Group Grosvenor plc.                              United Kingdom
    MB International B.V.                             The Netherlands
      Hasbro B.V.                                     The Netherlands
      Hasbro Hellas Industrial & Commercial
       Company S.A.                                   Greece
      Hasbro Toys & Games Holdings, S.L.              Spain
        MB Espana, S.A.                               Spain
        Hasbro Iberia SL                              Spain
        S.A. Hasbro N.V.                              Belgium
      Hasbro InterToy Eqitim Araclari Sanayi Ve
        Ticaret A.S.                                  Turkey
    Hasbro Far East LTD                               Hong Kong
      Tiger Electronics Far East, Limited             Hong Kong
      WowWee Limited                                  Hong Kong
    Hasbro Australia Limited                          Australia
    Hasbro New Zealand                                New Zealand
  Hasbro Ireland Limited                              Ireland
  Palmyra Holdings Pte Ltd.                           Singapore
Hasbro Managerial Services, Inc.                      Rhode Island
Larami Limited                                        Delaware
OddzOn, Inc.                                          Delaware
Wizards of the Coast, Inc.                            Washington


  (a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.